Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-41961, No. 333-33576, No. 333-56950, No. 333-65748, No. 333-90156, No. 333-107637, No. 333-118095, No. 333-134948, No. 333-149976, and No. 333-151262 on Form S-8 of our reports dated February 26, 2009 (which reports express an unqualified opinion and include an explanatory paragraph referring to the Company adopting the recognition and measurement provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of SFAS No. 109, effective January 1, 2007), relating to the consolidated financial statements and financial statement schedule of AmSurg Corp. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of AmSurg Corp. for the year ended December 31, 2008.
/s/ DELOITTE & TOUCHE LLP
Nashville, Tennessee
February 26, 2009